Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTIONS 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Seychelle Environmental Technologies, Inc. (the "Registrant") on Form 10-Q  for the three-month period ended November 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl Palmer, Chief Executive Officer and Chief Financial Officer of the Registrant certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: January 17, 2017	By:	/s/ Carl Palmer
Carl Palmer
Chief Executive Officer and
Chief Financial Officer